UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       September 23, 2008

MOVADO GROUP, INC.
(Exact name of registrant as specified in its charter)
NEW YORK
(State or other jurisdiction of incorporation)
1-16497	13-2595932
(Commission File Number)	(I.R.S. Employer Identification No.)
650 From Road, Suite 375 Paramus, New Jersey	07652-3556
(Address of principal executive offices)	(Zip Code)

(201) 267-8000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

US CREDIT FACILITY

On September 23, 2008, Movado Group, Inc. (the “Company”) entered into a letter agreement (the “Credit Agreement Amendment”) amending the Credit Agreement, dated as of December 15, 2005 (as amended and in effect from time to time, the “US Credit Agreement”), between the Company, Movado Watch Company SA and MGI Luxury Group S.A., as borrowers (the “US Credit Facility Borrowers”), the lenders signatory thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Swingline Bank and Issuing Bank thereunder. The Credit Agreement Amendment, which was executed by the US Credit Facility Borrowers and certain lenders under the US Credit Agreement (each, an “Increasing Lender”), increased the Total Revolving Credit Commitment (as defined in the US Credit Agreement) by $40,000,000 (the “Revolving Credit Commitment Increase”). The Revolving Credit Commitment (as defined in the US Credit Agreement) of each Increasing Lender was increased by an amount equal to the amount set forth opposite its name below under the caption “Revolving Credit Commitment Increase Amount,” resulting in such Increasing Lender having a total Revolving Credit Commitment equal to the amount set forth opposite its name under the caption “Revolving Credit Commitment (as increased).”

Name of Increasing Lender	Revolving Credit Commitment Increase Amount	Revolving Credit Commitment (as increased)
JPMorgan Chase Bank, N.A.	$11,200,000	$25,200,000
Bank of America, N.A.	$9,600,000	$21,600,000
PNC Bank, National Association	$9,600,000	$21,600,000
Citibank, N.A.	$9,600,000	$21,600,000
TOTAL	$40,000,000	$90,000,000

The Revolving Credit Commitment Increase and the obligation of each Increasing Lender to provide its respective portion of the Revolving Credit Commitment Increase became effective upon, among other things, payment to each Increasing Lender of a fee equal to 0.10% of such Increasing Lender’s respective portion of the Revolving Credit Commitment Increase, payment to J.P. Morgan Securities Inc. (“JPMorgan”) of an arrangement fee in an amount agreed upon between the Company and JPMorgan, and delivery by the Swiss Credit Facility Borrowers (as defined below) of a written notice with respect to the Partial Reduction (as defined below) under the Company’s Swiss credit facility as described below.

SWISS CREDIT FACILITY

On September 23, 2008, MGI Luxury Group S.A. and Movado Watch Company SA (together, the “Swiss Credit Facility Borrowers”) delivered a written notice, in the form of the Credit Agrement Amendment, with respect to a partial reduction (the “Partial Reduction”) in an aggregate amount of CFH 57,000,000 of the revolving credit commitments under the Credit Agreement, dated as of December 15, 2005 (as amended and in effect from time to time, the “Swiss Credit Agreement”), among the Swiss Credit Facility Borrowers, the Company as Parent, each of the lenders signatory thereto and JPMorgan Chase Bank, N.A., as administrative agent.  Receipt of the written notice and effectiveness of the Partial Reduction were acknowledged by the Swiss Credit Facility Borrowers and the lenders under the Swiss Credit Agreement by their execution and delivery of the Credit Agreement Amendment. The total revolving credit commitments under the Swiss Credit Agreement, after giving effect to the Partial Reduction, is CFH 33,000,000.

The foregoing summaries of the Credit Agreement Amendment do not purport to be complete and are qualified in their entirety by reference to the Credit Agreement Amendment attached as Exhibit 99.1 hereto.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the discussion under Item 1.01 above, which discussion is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
EXHIBIT NO.	DESCRIPTION
99.1

Letter Agreement, dated as of September 23, 2008, by and among Movado Group, Inc., as Borrower and Guarantor, Movado Watch Company SA and MGI Luxury Group S.A., as Borrowers, Movado Retail Group, Inc. and Movado LLC, as Guarantors, certain Lenders under the US Credit Agreement and the Swiss Credit Agreement party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, Swingline Bank and Issuing Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2008

MOVADO GROUP, INC.
By:	/s/ Timothy F. Michno
Name: Timothy F. Michno Title: General Counsel